                                                                 EXHIBIT 10(a)


                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


          AGREEMENT dated as of May 20, 1994, among and between Interstate General Company L.P., a Delaware limited partnership (the "Company") and Edwin L. Kelly (the "Executive"), a resident of LaPlata, Maryland.

          WHEREAS, the Company has employed the Executive pursuant to the terms of that certain Employment Agreement dated as of February, 1987, by and between the Company and the Executive (the "Original Agreement"); and

          WHEREAS, the Company and the Executive desire to amend the Original Agreement and to continue Executive's employment by the Company on the terms and conditions herein provided;

          NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the foregoing and of the respective covenants and agreements of the parties contained herein, the parties hereto hereby amend and restate the Original Agreement in its entirety as follows:

          1. Employment. The Company shall employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein. The Executive represents and warrants that neither the execution by him of this Agreement nor the performance by him of his duties and obligations hereunder will violate any agreement to which he is a party or by which he is bound.

          2. Term. The Company shall employ the Executive and the terms and conditions of this Agreement shall extend for an initial one-year term commencing on April 1, 1994 and expiring on March 30, 1995, and thereafter for successive one-year terms provided, however, that either party may terminate this Agreement ninety (90) days after such party has delivered written notice to the other party of its intent so to terminate this Agreement.

          3. Position and Duties. The Executive shall serve as President of American Family Homes Inc. ("AFH") and as Senior Vice President of the Company, reporting to the President of the Company. In addition to serving as President of AFH, the Executive shall assist the President of the Company in the President's general management and operation of the Company and of any of the Company's Affiliates (which term shall have the same meaning in this Agreement as set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), and shall have such other powers and duties as may from time to time be prescribed by the Board. The Executive shall have such authority and responsibilities as shall be set forth in Exhibit A attached hereto captioned "Job Description and Delegation of Authority" as the same may be amended from time to time by the President or the Board of Directors (the "Board") of Interstate General Management Corporation. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company and the Company's Affiliates.

          4. Place of Performance. In connection with this employment by the Company, the Executive shall be based at the Company's principal executive offices which, as of the date of this Agreement, are located in St. Charles, Maryland.

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          5.   Compensation.

          (a) Base Salary. The Executive shall receive a Base Salary commencing on the date he commences employment in accordance with Section 2 hereof, at the rate of $173,000 per year, payable in substantially equal semi-monthly installments.

          (b) Benefit Plans. The Executive shall be eligible to participate in such bonus and benefit plans as may be established from time to time by the Company on the same basis as comparable senior executive employees of the Company. Any discretionary benefits under such plans shall be at the full discretion and determination of the Board.

          (c) Expenses. During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures presently in effect for the Company's senior executive officers) in connection with his services herein. The Executive shall account to the Company for such expenses in accordance with Company policy.

          (d) Vacations. The Executive shall be entitled to the number of paid vacation days determined by the Company for its senior executive officers, but not less than twenty (20) days per year. The Executive shall also be entitled to all paid holidays given to the Company's senior executive officers.

          (e) Certain Specified Benefits. In addition to benefits to which the Executive is eligible under subsection (b) of this section, during the term of his employment hereunder, the Company shall provide for the Executive's business use a suitable automobile and shall pay the Executive's membership dues in the Hawthorne Country Club and membership dues and semiannual meeting expenses for the Executive's participation in the Urban Land Institute (collectively the "Specified Benefits").

          6. Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold compensation have been satisfied.

          7. Unauthorized Disclosure. During the period of his employment hereunder, and for a period of three (3) years thereafter, the Executive shall not, without the written consent of the Board or a person authorized by the Board, disclose to any person other than as required by law or court order, or other than to an authorized employee of the Company or its Affiliates, or to a person to whom disclosure is necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company (e.g., disclosure to the Company's or its Affiliates' outside accountants or bankers of financial data properly requested by such persons and approved by an authorized officer of the Company), any confidential information obtained by him while in the employ of the Company with respect to any of the Company's or the Company's Affiliates' products, services, customers, suppliers, marketing techniques, methods or future plans; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any

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information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. The Executive shall be allowed to disclose confidential information to his attorney solely for the purpose of ascertaining whether such information is confidential within the intent of this Agreement; provided, however, that the Executive (a) discloses to his attorney the provisions of this Section 7 and
(b) agrees not to waive the attorney-client privilege with respect thereto.

          8.   Non-Competition.

          (a) While the Executive is employed by the Company hereunder, the Executive shall use his best efforts to make available to the Company business opportunities that come to his attention or to the attention of persons (other than natural persons) under his control.

          (b) While the Executive is employed by the Company hereunder and for a period of two (2) years thereafter (the "Non-Compete Period"), the Executive agrees that he shall not compete with the Company or any of its Affiliates without the prior written consent of the Board. For purposes of this Agreement, the term "compete" shall mean (i) participating as a more than five (5%) percent stockholder, an officer, a director, an employee, a partner, an agent, a consultant, or in any other individual or representative capacity in any business entity engaged in the business of scattered site home building in any metropolitan statistical area or rural statistical area in which the Company or any of its Affiliates is engaged in such business during the Non-Compete Period (unless the Executive's duties, responsibilities, and activities, including supervisory activities, for or on behalf of such business are not related to such "competitive activity"); or (ii) employing or soliciting for employment any employees of the Company or any of its Affiliates.

          (c) In the event the restrictions against engaging in a competitive activity contained in this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, this Section 8 shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          (d) The Executive acknowledges that a breach of the restrictions against engaging in a competitive activity contained in this Section 8 will cause irreparable damage to the Company or its Affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive and the Company agree that if the Executive breaches the restrictions against engaging in a competitive activity contained in this Section 8, then the Company or its Affiliates shall be entitled to equitable relief, including but not limited to injunctive relief, without posting bond or other security.

          9. Severance. Upon termination of the Executive's employment hereunder, all payment and benefit obligations of the Company hereunder shall immediately terminate except as follows:

          (a) In the event of a termination by the Executive, whether voluntarily or due to the Executive's death or disability, the Executive, or his estate, shall continue to receive his Base Salary and benefits (excluding the Specified Benefits) for which the Executive would remain eligible under the terms of the Company's benefit plans (collectively "Severance Compensation"), for a period commencing on the effective date of the Executive's termination determined by the Board (the "Termination Date") and ending six months following the Termination Date;

          (b) In the event of a Qualifying Termination (defined below) by the Company, the Executive shall receive Severance Compensation for a period commencing on the Termination Date and ending 18 months following the Termination Date;

          (c) For purposes of this Agreement, "Qualifying Termination" shall mean any termination of the Executive by the Company other than a termination approved by the Board arising from the Executive's (1) willful, reckless or negligent inattention to the welfare of the Company, (2) unethical conduct,
(3) repeated disregard of the Company's written rules, policies and regulations, (4) conviction of a felony or other criminal offense relating to fraud or theft or (5) failure or refusal by the Executive to perform his obligations under this Agreement, including any lawful directive of the Board, Chairman of the Board or President relating to the business of the Company or its Affiliates.

          10. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or facsimile transmission or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:

               Interstate General Company L.P.
               222 Smallwood Village Center
               St. Charles Maryland  20602

          If to the Executive:

               Mr. Edwin L. Kelly
               c/o Interstate General Company L.P.
               222 Smallwood Village Center
               St. Charles, Maryland  20602

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

          12. Headings. Article and section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

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

          13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          14. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice-of-law rules thereof).

          15. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or director as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party so chosen.

          16.  Arbitration.

          (a) Any dispute or controversy arising between the Executive and the Company relating to this Agreement shall be submitted to private, binding arbitration, upon the written request of either the Executive or the Company, before a panel of three arbitrators, under the auspices of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of such dispute or controversy, the Company and the Executive shall independently and simultaneously select one arbitrator each, both of whom must have no past or present familial or business relationships with the parties and must possess expertise in the area of compensation of senior management employees. These two arbitrators shall jointly agree upon and select a third arbitrator who also possesses such credentials. These three arbitrators shall hear and decide the dispute or controversy by majority vote, and their decision and award shall be final and conclusive upon the parties, and their heirs, administrators, executors, successors, and assigns. The arbitrators shall have no power or authority to add to, subtract from, or otherwise modify the terms of this Agreement. Wherever the Commercial Arbitration Rules of the AAA conflict with the procedures set forth in this section, the terms of this section shall govern. The Executive and the Company agree that the arbitration must be initiated by personally delivering a statement of claim to the AAA and to the party against whom the claim is asserted no later than ninety (90) days after the basis of the claim becomes known, or reasonably should have been known or discovered, by the party asserting the claim. In the event arbitration is not initiated within such ninety (90) day period, such claim, dispute, or controversy shall be irrevocably time-barred. A judgment based upon such arbitration award may be entered in any court having jurisdiction thereof.

          (b) Notwithstanding the foregoing, any action brought by the Company seeking a temporary restraining order, temporary and/or permanent injunction, and/or a decree of specific performance of the terms of this Agreement may be brought in a court of competent jurisdiction without the obligation to proceed first to arbitration.

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          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.



INTERSTATE GENERAL COMPANY L.P.         INTERSTATE GENERAL COMPANY L.P.

By:  Interstate General Management      By:  Interstate General Management
     Corporation, Its Managing               Corporation, Its Managing
     General Partner                         General Partner


By:  /s/ Gregory G. Kreizenbeck         By:  /s/ James J. Wilson
     -----------------------------           -----------------------------
     Gregory G. Kreizenbeck                  James J. Wilson
     Executive Vice President                President




                                        EDWIN L. KELLY

                                        /s/ Edwin L. Kelly
                                        ----------------------------------
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                      SUMMARY OF DELEGATION OF AUTHORITY


Name:               Edwin L. Kelly

Company:            Interstate General Company L.P.

Position:           President

Location:           St. Charles, Maryland

Effective Date:     March 1, 1994



     Professional
     Services for                                  Routine
     Real Estate     Operating                     Budgeted
     Development    Expenditures   Capital and      Sales
     (Per Year       (Except          Other       Agreements        Annual
        Per          Insurance     Development       (No         Compensation
     Consultant)    and Leases)    Expenditures   Limitations)      Review
     -----------    ------------   ------------   ------------   ------------


      Budget +                                        Under          Under
      $50,000       Budget + 10%      Budget       $1,000,000       $40,000
     ($150,000)
       in the
     aggregate)




                                             Consulting
            Industrial                        Services
            Relations        Accounting       NOS (Per
          (Compensation      and Finance      Year Per       Legal
          Per New Hire)     (Receivables)    Consultant)    Services
          -------------     -------------    -----------    --------

              N/A                N/A           Budget +      $10,000
                                               $50,000      Unlimited
                                              ($150,000
                                               in the
                                              aggregate)



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                INTERSTATE GENERAL COMPANY L.P. (the "Company")

                               REAL ESTATE GROUP

                        DELEGATION OF AUTHORITY TO THE
               PRESIDENT OF AMERICAN FAMILY HOMES, INC. ("AFH")
                                EDWIN L. KELLY



1.   Real Estate Development Applications.

     Edwin L. Kelly, President-AFH (the "President"), may execute applications and any other documents necessary and appropriate for filing with governmental or quasi-governmental bodies and agencies for licenses, permits, or any approvals required in connection with the conduct of the real estate business of AFH including applications for declarations of covenants, conditions, and restrictions, homeowners' association documents, applications for zoning and zoning variations and changes, and applications for parcel and subdivision maps.


2.   Planning.

     The mission and objectives of AFH shall be determined by the President and Chief Operating Officer (the "COO"). The President shall be responsible for the development of strategies and tactics. Implementation of the final plans shall be the President's responsibility.


3.   Professional Services for Real Estate Development.

     The President may enter into, execute, or amend contracts for architectural, engineering, marketing, advertising, and promotional services pursuant to the approved budget. If not in the approved budget, then the President may enter into, execute, or amend contracts up to $50,000 per year per consultant and $150,000 per year in the aggregate. All other contracts in excess of $50,000 and not in the budget must be approved by the COO or CEO of the Company.


4.   Operating Expenditures.

     (a) The President may authorize the expenditure of operating funds on all budgeted items. This shall include the execution or amendment of contracts, as well as the initiation of purchase orders. Any expenditure which exceeds the approved budgeted line item by 10% must be approved by the COO or CEO of the Company.

     (b) For purchase contracts less than or equal to $75,000, the President shall determine if the document should be reviewed by legal counsel. As a general rule, non-standard contracts often require more technical scrutiny by legal counsel.


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

5.   Capital and Other Development Expenditures.

     (a) The President may negotiate, enter into, execute, or amend agreements that involve capital and/or other development expenditures allowed by the approved budget. Any other such expenditures shall require an Authorization For Expenditure ("AFE") approved by the COO or CEO of the Company.

     (b) For contracts involving expenditures less than or equal to $75,000, the President shall determine if the document should be reviewed by legal counsel. As a general rule, non-standard contracts often require more technical scrutiny by legal counsel.


6. Sales Agreements, Recording Documents, Closing Documents, and Deeds.

     The President may negotiate sales agreements with respect to all AFH real estate or home transactions; provided, that, any such transaction or series of related transactions having a market value in excess of $100,000 shall be subject to the following limitations:

          (1) All sales agreements shall be approved by the CEO and Board of Directors of Interstate General Management Company (the "Board of Directors").

          (2) All sales agreements shall be reviewed by legal counsel prior to execution.

          (3)  All sales agreements will be executed by the President.

          (4) All recording documents, closing documents, and deeds shall be executed by an authorized officer of AFH.


7.   Real Estate Acquisitions.

     The President will submit to the Board of Directors a business plan for the acquisition of real estate, operating divisions of companies, and/or entire companies, etc., that may be undertaken by AFH. The purchase of real estate, operating divisions, and/or companies, etc., for project or operating unit purposes may be initiated after submission to and approval by the COO or CEO and the Board of Directors.


8.   Industrial Relations.

     (a) The Company headquarters shall be responsible for issuing all general personnel guidelines. These guidelines will be contained in the Employee Handbook.

     (b) All compensation contracts and union contracts of all employees under the President's supervision shall be subject to approval by the COO or CEO. This same procedure shall also apply to all employee benefit programs.

     (c) The annual compensation review of all employees of AFH over $40,000 annual compensation under the President's supervision shall be subject to approval by the COO or CEO. All officers' compensation will be subject to approval by the Board of Directors.

     (d) The President shall have the authority to terminate employees under his supervision for specific non-performance of his or her responsibilities, violation of Company policy, and for economic layoffs.

     (e) The President shall have the authority to hire anyone for an approved position with an annual total compensation of less than or equal to $50,000, provided that he or she is not directly or indirectly related to the President or any other officer of the Company. All new hires that the President elects to employ with an annual total compensation in excess of $50,000 shall require the approval of the Board of Directors.


9.   Accounting and Finance.

     (a) The President shall be operationally responsible for accounting and financial functions of AFH e.g. invoicing, sales and receivables collection, payables, preparing the appropriate general ledger accounts, developing an annual budget, and variance reporting.

     The fiscal and financial decisions of the AFH will be made by the Board of Directors. The President shall operationally carry out such fiscal and financial policy decisions through the Chief Financial Officer of the Company ("CFO"). The President will have no authority to change or modify the accounting principles or procedures employed in maintaining the books, preparing financial statements or modifying the fiscal/financial policy decisions.

     (b) The President may negotiate financing for specific real estate development projects and general credit facilities. Approval of the terms and conditions of any such financing, and the loan documents related to such financing, shall be approved by the Board of Directors.


10. General Consulting Services Other Than Professional Services for Real Estate Development.

     The President may enter into, execute, or amend contracts for general consulting services, which are not for real estate development purposes, pursuant to the approved budget. If not in the approved budget, the President may enter, execute, or amend contracts for such services up to $50,000 per year per consultant and $150,000 in the aggregate. All contracts in excess of $50,000 shall be subject to approval by the COO or CEO.


11.  Legal Services by Approved Counsel.

     The President may authorize legal counsel approved by the COO or CEO or the Board of Directors to undertake any and all legal services required for AFH up to $10,000.


12.  General Limitations.

     (a) The foregoing authority shall be subject to the following general limitations:

          (1) Authority is delegated only in connection with the assets and affairs of AFH.

          (2) Whenever approval is required, said approval shall be evidenced by a properly executed signature of the appropriate corporate officer or board resolution.

          (3) The President may enter into any partnerships or joint ventures with the written approval of the Board of Directors.

     (b) The President may delegate to members of his staff as much of the foregoing power and authority as the President deems necessary or prudent; provided, however, that the President remains responsible for the exercise of such powers.


13.  Duration of Authority.

     This delegation of authority shall remain in full force and effect until otherwise amended in writing by the COO or CEO or Board of Directors or the President's employment with the Company is terminated.
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

                          AMERICAN FAMILY HOMES, INC.
                                   PRESIDENT

                                JOB DESCRIPTION


POSITION:      President - American Family Homes, Inc.
               ("AFH" or the "Operating Unit")

REPORTS TO:    President/Chief Operating Officer of
               Interstate General Company L.P. (the "Company")

GENERAL DESCRIPTION OF THE BASIC FUNCTION:

               Provide the leadership necessary to help the operating unit accomplish the mission and objectives set forth in its business plan.

PURPOSE OF THE JOB DESCRIPTION:

1. To establish a framework in which the tasks of the President-AFH are communicated.

2. To create a standard of performance by which the President-AFH can be evaluated.

JOB OBJECTIVES:

1.   Strategic Planning

     A. Initiate the shaping and direct the preparation of all of the short term and long term plans necessary to meet the operating unit's objectives.

     B. Supervise the documentation, the request for approval, and the communication of these plans.

     C. Spearhead the implementation and the follow-up on execution of the operating unit's short and long term plans.

2.   Organization

     A.   Supervise within the operating unit.

          - the recruitment, development, transfer, and termination of key personnel

          - the review and maintenance of an adequate reward system which operates within the Company's policies and procedures

          -    the training and development of the appropriate personnel

          - the review and maintenance of an effective organizational structure

          -    the evaluation of all personnel on a periodic basis

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

     B. Where appropriate, utilize the staff services of the Company's headquarters personnel.

3.   Delegation of Functional Work and Corresponding Duties

     A.   Functional Work

          -    Product & Market Feasibility
          -    Architecture, Engineering, Design & Construction
          -    Marketing
          -    Sales & Leasing
          -    Legal
          -    Property Management
          -    Accounting & Finance

     B.   Corresponding Duties

          -    Supervise the creation of an operating plan for each function

          -    Review the organization of each function

          -    Monitor the performance of each function

          -    Follow up on the material variances from each functional plan

4.   Profits and Budgets

     A. Direct the operating unit to maximize profits and the return on invested capital.

     B. Supervise the control of all activities so as to meet the profit targets.

     C. Supervise the maintenance of an effective budget system in order to keep operational activities within approved limits.

5.   Acquisitions and Joint Venture

     A. Within the Company's budget guidelines, direct the operating unit's acquisitions and joint venture endeavors so as to meet its objectives.

6.   Policies

     A. Implement and monitor the application of all Company policies within the operating unit.

     B. Direct the creation and implementation of any additional operating unit policies necessary to aid in the achievement of its mission and objectives.

7.   Communication - Inside and Outside

     A. Direct the development of an environment and systems that will keep the operating unit's team well informed.

     B. Personally inculcate the message about the operating unit's mission, objectives and plans.

     C. Represent the operating unit as appropriate in its relationships with major customers, suppliers, partners, bankers, accountants, government agencies, and professional societies.

8.   Ethics

     A. Sustain by personal example the high standards of legal, moral, ethical, and work conduct required by the Company.

9.   Human and Physical Environment

     A. Maintain an environment where there is respect for the individual and where there is an opportunity to develop and apply talents.

     B.   Structure and maintain a team working environment.

     C. Within the Company's policy and operating unit profit objectives, ensure that the physical environment for all employees is as aesthetically appealing as possible.

DUTIES/RESPONSIBILITIES:

1. It is the duty and responsibility of the operating unit's President to provide the general direction necessary for the operating unit to accomplish its mission and achieve its objectives.

2. The operating unit's President has the duty and responsibility to achieve his or her job objectives. This shall include acquiring, developing, producing, promoting, and disposing of assets.

3. The President of the operating unit is the steward of all of the operating unit's assets. It is his or her duty and responsibility to care for these assets with the highest integrity. The President has a fiduciary obligation to the operating unit and the Company, and he or she should always use the "reasonable man" rule.

4. Except for the financial liabilities incurred pursuant to the operating unit's business plan, the operating unit's President has the duty and responsibility to minimize all operating unit's past, present and future direct or implied liabilities.

AUTHORITY:

1. The operating unit's President can utilize all of the powers granted in his or her "Delegation of Authority" document.

2. The President of the operating unit recommends and seeks approval of all strategic and tactical matters that exceed the approved limits of the "Delegation of Authority" document.

STANDARDS USED TO MEASURE PERFORMANCE:

1. The degree to which the operating unit achieves its mission and objectives.

2. The extent to which the operating unit's President produces significant accomplishments in his or her job objectives.

SKILL REQUIREMENTS:

1.   Education

     Business degree, MBA or equivalent (C.P.A. etc.) preferred, continued education training is desired.

2.   Experience

     A.   Minimum of ten years in the same line of business.

     B. Minimum of five years of profit and loss responsibility in the same line of business or equivalent.

     C. Minimum of five years of direct marketing responsibility in the same line of business.

     D. Minimum of five years of supervisory responsibility for over thirty people.

PROBLEM SOLVING:

     Verifiable track record of accomplishments.

DECISION MAKING:

     Credible history of making the correct, key judgments.

COMMUNICATION:

     Above average written and oral ability.